Exhibit 99.1

Crexendo Announces Fourth Quarter and Year Ended December 31, 2020 Results

PHOENIX, AZ—(Marketwired – March 9, 2021)

Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter Financial highlights:

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16% increase in total revenue year-over-year to $4.3 million.
●
GAAP net income of $7.2 million or $0.40 per basic common share and $0.37 per diluted common share.
●
Non-GAAP net income of $7.4 million or $0.42 per basic common share and $0.39 per diluted common share.

Financial Results for the Fourth Quarter of 2020

Consolidated total revenue for the fourth quarter of 2020 increased 16% to $4.3 million compared to $3.7 million for the fourth quarter of 2019.

Consolidated service revenue for the fourth quarter of 2020 increased 14% to $3.8 million compared to $3.3 million for the fourth quarter of 2019.

●
Cloud Telecommunications Segment UCaaS service revenue for the fourth quarter of 2020 increased 16% to $3.7 million compared to $3.2 million for the fourth quarter of 2019.

●
Web Services Segment service revenue for the fourth quarter of 2020 decreased 21% to $121,000, compared to $154,000 for the fourth quarter of 2019.

Consolidated product revenue for the fourth quarter of 2020 increased 32% to $526,000 compared to $397,000 for the fourth quarter of 2019.

Consolidated operating expenses for the fourth quarter of 2020 increased 20% to $4.2 million compared to $3.5 million for the fourth quarter of 2019.

The Company reported net income of $7.2 million for the fourth quarter of 2020, or $0.40 per basic common share and $0.37 per diluted common share, compared to $228,000 or $0.02 per basic common share and $0.01 per diluted common share for the fourth quarter of 2019. The significant increase is due to an income tax benefit of $6.0 million from the release of our valuation allowance and $1.0 million in PPP loan forgiveness received during the fourth quarter.

Non-GAAP net income of $7.4 million for the fourth quarter of 2020, or $0.42 per basic common share and $0.39 per diluted common share, compared to a non-GAAP net income of $347,000 or $0.02 per basic and diluted common share for the fourth quarter of 2019.

EBITDA for the fourth quarter of 2020 decreased to $185,000, compared to $243,000 for the fourth quarter of 2019. Adjusted EBITDA for the fourth quarter of 2020 increased to $431,000, compared to $349,000 for the fourth quarter of 2019.

Financial Results for the Year ended December 31, 2020

Consolidated total revenue for the year ended December 31, 2020 increased 14% to $16.4 million compared to $14.4 million for the year ended December 31, 2019.

Consolidated service revenue for the year ended December 31, 2020 increased 14% to $14.5 million compared to $12.7 million for the year ended December 31, 2019.

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Cloud Telecommunications Segment UCaaS service revenue for the year ended December 31, 2020 increased 16% to $14.0 million compared to $12.1 million for the year ended December 31, 2019.

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Web Services Segment service revenue for the year ended December 31, 2020 decreased 17% to $542,000, compared to $656,000 for the year ended December 31, 2019.

Consolidated product revenue for the year ended December 31, 2020 increased 9% to $1.8 million compared to $1.7 million for the year ended December 31, 2019.

Consolidated operating expenses for the year ended December 31, 2020 increased 16% to $15.4 million compared to $13.3 million for the year ended December 31, 2019.

The Company reported net income of $7.9 million for the year ended December 31, 2020, or $0.50 per basic common share and $0.46 per diluted common share, compared to $1.1 million or $0.08 per basic common share and $0.07 per diluted common share for the year ended December 31, 2019. The significant increase is due to an income tax benefit of $6.0 million from the release of our valuation allowance and $1.0 million in PPP loan forgiveness received during the year ended December 31, 2020.

Non-GAAP net income was $8.7 million for the year ended December 31, 2020, or $0.55 per basic common share and $0.50 per diluted common share, compared to a non-GAAP net income of $1.6 million or $0.11 per basic common share and $0.10 per diluted common share for the year ended December 31, 2019.

EBITDA for the year ended December 31, 2020 was $1.25 million compared to $1.23 million for the year ended December 31, 2019. Adjusted EBITDA for the year ended December 31, 2020 was $1.9 million compared to $1.6 million for the year ended December 31, 2019.

Total cash, cash equivalents, and restricted cash at December 31, 2020 was $17.7 million compared to $4.3 million at December 31, 2019.

Cash provided by operating activities for the year ended December 31, 2020 of $647,000 compared to $1.6 million for the year ended December 31, 2019. Cash used for investing activities for the year ended December 31, 2020 of $921,000 compared to $72,000 used for the year ended December 31, 2019. Cash provided by financing activities for the year ended December 31, 2020 of $13.7 million compared to $765,000 for the year ended December 31, 2019.

Steven G. Mihaylo, Chief Executive Officer commented, “This was clearly an important and transformational year for us. We stayed true to our plan and the results prove the progress we have made. First, we continued our streak of both GAAP and Non-GAAP profitability, secondly, we organically up-listed to the Nasdaq Capital Markets Exchange, we were then able complete our equity offering in September of 2020 to raise additional capital and finally we have been able to negotiate a substantial accretive acquisition. We have grown the business organically and are now on track to aggressively grow the business thru accretive acquisitions.”

Mihaylo added, “I am very excited with our results, we continue to generate positive income from operations as we continue to invest and grow our business. The significant increase in net income for the year is primarily related to the release of our valuation allowance on our deferred tax assets as a result of cumulative positive pretax income and projections of future taxable income. I was very pleased that consolidated total revenue for the year ended December 31, 2020 increased 14% from the year ended December 31, 2019. Even more importantly Cloud Telecommunications Segment UCaaS service revenue for the year ended December 31, 2020 increased 16% compared to the year ended December 31, 2019. These trends, together with our ability to also grow the business through acquisitions bode exceptionally well for the future. We will continue to invest in and to build the business. I want to compliment our entire team on a job well done, I have never been more enthusiastic about our future.”

Doug Gaylor, President and Chief Operating Officer, stated, “I share Steve’s enthusiasm for our future and appreciation for the efforts of our team. We made some substantial improvements in 2020, we now have the ability to attract accretive acquisitions. We made substantial investments in our sales and marketing and we are pleased to have added Jon Brinton as our new Chief Revenue Officer who has been making further key sales additions. We continue to update our products and services, and I believe our organic growth will continue to be strong. I am extremely excited about the potential growth of our organization through accretive acquisitions.”

Conference Call The Company is hosting a conference call today, March 9, 2021 at 4:30 PM EST. The dial-in number for domestic participants is 888-506-0062 and 973-528-0011 for international participants. Please dial in five minutes prior to the beginning of the call at 4:30 PM EST and reference entry code 412097. A replay of the call will be available until March 16, 2021 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 40139.

Access to the conference call will also be available via audio webcast through https://www.webcaster4.com/Webcast/Page/2223/40139. No questions can be submitted through the webcast.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) believing this was an important and transformational year; (ii) staying true to its plan and the results proving the progress made; (iii) being able to negotiate a substantial accretive acquisition; (iv) having grown the business organically and are now on track to aggressively grow the business thru accretive acquisitions; (v) being very excited with its results while continuing to generate positive income from operation and continuing to invest and grow the business; (vi) being pleased that consolidated total revenue for the year increased 14% from the year ended December 31, 2019 and deeming important that Cloud Telecommunications Segment UCaaS service revenue increased 16% compared to the year ended December 31, 2019; (vii) the trends, together with the ability to also grow the business through acquisitions bode exceptionally well for the future; (viii) continuing to invest in and to build the business (ix) never having been more enthusiastic about our future; (x) having made some substantial improvements in 2020 and now having the ability to attract accretive acquisitions; (xi) making substantial investments in our sales and marketing and being pleased to have added Jon Brinton as our new Chief Revenue Officer who has been making further key sales additions; (xii) continuing to update our products and services; (xiii) believing its organic growth will continue to be strong and; (xiv) being extremely excited about the potential growth of our organization through accretive acquisitions”.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2020, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.
Doug Gaylor
President and Chief Operating Officer
602-732-7990
dgaylor@crexendo.com

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$17,579	$4,180
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $21
as of December 31, 2020 and $14 as of December 31, 2019	538	380
Contract assets	159	22
Inventories	504	382
Equipment financing receivables	286	143
Contract costs	421	379
Prepaid expenses	190	141
Income tax receivable	4	4
Total current assets	19,781	5,731

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as December 31, 2020 and $0 as of December 31, 2019	-	6
Long-term equipment financing receivables, net	906	561
Property and equipment, net	2,734	155
Deferred income tax assets, net	6,054	-
Operating lease right-of-use assets	1	51
Intangible assets, net	252	465
Goodwill	272	272
Contract costs, net of current portion	549	436
Other long-term assets	156	106
Total Assets	$30,705	$7,783

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$56	$86
Accrued expenses	1,628	1,754
Finance leases	29	30
Notes payable	71	-
Operating lease liabilities	1	50
Contingent consideration	-	175
Contract liabilities	778	791
Total current liabilities	2,563	2,886

Contract liabilities, net of current portion	450	423
Finance leases, net of current portion	55	86
Notes payable, net of current portion	1,873	-
Operating lease liabilities, net of current portion	-	1
Total liabilities	4,941	3,396

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 17,983,177 shares issued and outstanding as of December 31, 2020 and 14,884,755 shares issued
and outstanding as of December 31, 2019	18	15
Additional paid-in capital	75,834	62,400
Accumulated deficit	(50,088)	(58,028)
Total stockholders' equity	25,764	4,387

Total Liabilities and Stockholders' Equity	$30,705	$7,783

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Year Ended December 31,
	2020	2019
Service revenue	$14,544	$12,745
Product revenue	1,843	1,691
Total revenue	16,387	14,436

Operating expenses:
Cost of service revenue	3,837	3,456
Cost of product revenue	1,110	895
Selling and marketing	4,153	3,862
General and administrative	5,107	4,235
Research and development	1,189	853
Total operating expenses	15,396	13,301

Income from operations	991	1,135

Other income/(expense):
Interest income	3	6
Interest expense	(76)	(12)
Extinguishment of PPP debt	1,007	-
Other income/(expense), net	(26)	16
Total other income/(expense), net	908	10

Income before income tax	1,899	1,145

Income tax benefit/(provision)	6,041	(6)

Net income	$7,940	$1,139

Earnings per common share:
Basic	$0.50	$0.08
Diluted	$0.46	$0.07

Weighted-average common shares outstanding:
Basic	15,767,874	14,570,286
Diluted	17,420,476	15,559,863

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,940	$1,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	258	94
Deferred tax asset	(6,054)	-
Extinguishment of PPP debt	(1,001)	-
Share-based compensation	623	399
Changes in assets and liabilities:
Trade receivables	(152)	43
Contract assets	(137)	(10)
Equipment financing receivables	(488)	(453)
Inventories	(122)	(112)
Contract costs	(155)	(102)
Prepaid expenses	(49)	103
Income tax receivable	-	(3)
Other assets	(50)	11
Accounts payable and accrued expenses	20	378
Contract liabilities	14	151
Net cash provided by operating activities	647	1,638

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(745)	(72)
Acquisition of customer relationships	(176)	-
Net cash used for investing activities	(921)	(72)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of contingent consideration	(54)	-
Repayments made on finance leases	(32)	(28)
Proceeds from notes payable	1,001	-
Repayments made on notes payable	(56)	(56)
Proceeds from exercise of options	2,043	849
Proceeds from issuance of common stock	10,771	-
Net cash provided by financing activities	13,673	765

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	13,399	2,331

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE YEAR	4,280	1,949

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE YEAR	$17,679	$4,280

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(12)	$(9)
Interest expense	$(70)	$(12)
Supplemental disclosure of non-cash investing and financing information:
Purchase of property and equipment with a note payable	$2,000	$-
Adjustment to intangible assets and contingent consideration of customer relationship asset acquisition	$(121)	$-
Extinguishment of PPP debt	$(1,001)	$-
Contingent consideration related to intangible asset acquisition	$-	$175
Purchase of intangible assets included in accrued expenses	$-	$176

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Cloud telecommunications	$4,202	$3,574	$15,845	$13,780
Web services	121	154	542	656
Consolidated revenue	4,323	3,728	16,387	14,436

Income from operations:
Cloud telecommunications	110	172	849	864
Web services	14	46	142	271
Total operating income	124	218	991	1,135
Other income/(expense), net:
Cloud telecommunications	986	-	939	(2)
Web services	1	9	(31)	12
Total other income/(expense), net	987	9	908	10
Income before income tax benefit/(provision):
Cloud telecommunications	1,096	172	1,788	862
Web services	15	55	111	283
Income before income tax benefit/(provision)	$1,111	$227	$1,899	$1,145

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and amortization of intangibles. We define EBITDA as U.S. GAAP net income before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 9, 2021 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

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EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
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they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
U.S. GAAP net income	$7,161	$228	$7,940	$1,139
Share-based compensation	246	106	623	399
Amortization of intangible assets	23	13	92	53
Non-GAAP net income	$7,430	$347	$8,655	$1,591

Non-GAAP earnings per common share:
Basic	$0.42	$0.02	$0.55	$0.11
Diluted	$0.39	$0.02	$0.50	$0.10

Weighted-average common shares outstanding:
Basic	17,877,481	14,755,818	15,767,874	14,570,286
Diluted	19,251,448	15,929,874	17,420,476	15,559,863

Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
U.S. GAAP net income	$7,161	$228	$7,940	$1,139
Depreciation and amortization	61	25	258	94
Interest expense	22	3	76	12
Interest and other expense/(income)	(1,009)	(12)	(984)	(22)
Income tax provision/(benefit)	(6,050)	(1)	(6,041)	6
EBITDA	185	243	1,249	1,229
Share-based compensation	246	106	623	399
Adjusted EBITDA	$431	$349	$1,872	$1,628